                             MODIFICATION AGREEMENT
                    (THIRD AMENDMENT TO OPERATIVE DOCUMENTS)

        This MODIFICATION AGREEMENT (this "AGREEMENT") is made effective as of January 25, 2002, by BNP PARIBAS LEASING CORPORATION, a Delaware corporation ("BNP"), and NETWORK APPLIANCE, INC., a California corporation ("NAI").

                                 R E C I T A L S

        A. BNP and NAI executed a Lease Agreement (Phase V-Improvements) dated as of March 1, 2000 (as amended, the "IMPROVEMENTS LEASE") and a Lease Agreement (Phase V-Land) dated as of March 1, 2000 (as amended, the "LAND LEASE"), together with certain other Operative Documents relating thereto (capitalized terms used and not otherwise defined in this Agreement are intended to have the meanings assigned to them in the Common Definitions and Provisions Agreement (Phase V - Improvements) executed by BNPLC and NAI contemporaneously with the Improvements Lease and in the Common Definitions and Provisions Agreement (Phase V - Land) executed by BNPLC and NAI contemporaneously with the Land Lease, each as amended).

        B. BNP, NAI, and the undersigned Participants desire to amend the Improvements Lease, the Land Lease, and the Pledge Agreements as provided below on and subject to the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Financial Covenants. Subject to the approval of a Majority (under and as defined in the Participation Agreement) as provided in the next paragraph, Schedule 1 attached to each of the Land Lease, the Improvements Lease, and the Pledge Agreements is hereby amended and restated in its entirety with Schedule 1 attached hereto.

2. Collateral Percentage. At all times hereafter, the Collateral Percentage for purposes of the Pledge Agreements shall be one hundred percent (100%), and a Mandatory Collateral Period shall be in effect at all times hereafter.

3. Approval by a Majority. The foregoing modifications are made contingent upon approval by a "Majority" under and as defined in the Participation Agreement, which approval is to be evidenced by the execution of this Modification in the spaces provided below by parties to the Participation Agreement.

4. Representations and Warranties. NAI hereby represents and warrants to BNP and the Participants as follows:

        (a)    No Default has occurred or is continuing.

        (b) The execution, delivery and performance by NAI of this Modification has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable.

        (c) All representations and warranties of NAI contained in the Operative Documents are true and correct on and as of the date hereof.

5. Ratification. Each of the Operative Documents are hereby ratified and confirmed in all respects.

6. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

7. Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted under the Leases, their respective assigns.

8. Fees and Expenses. NAI covenants and agrees to pay to or reimburse BNP, upon demand, for all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by BNP in connection with the development, preparation, negotiation, execution and delivery of this Modification. NAI covenants and agrees to pay to BNP, for payment in turn by BNP to each Participant which executes and returns this Modification to BNP on or prior to February 11, 2002, an amendment fee equal to 10 basis points of all such Participants' Percentages under the Participation Agreement multiplied by the Stipulated Loss Value, such fee to be payable on the date hereof.

9. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many identical counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts, taken together, shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10. Recitals. The recitals contained herein are incorporated by this reference.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         BNP PARIBAS LEASING CORPORATION,
                                         a Delaware corporation


                                         By:____________________________________
                                         Lloyd G. Cox, Managing Director


                                         NETWORK APPLIANCE, INC., a California
                                         corporation

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

[Continuation of signature pages to Amendment dated to be effective January 25, 2002]

The undersigned Participant hereby consents to the foregoing Amendment:

BNP PARIBAS

By:____________________________________
   Name:_______________________________
   Title:______________________________


By:____________________________________
   Name:_______________________________
   Title:______________________________

[Continuation of signature pages to Amendment dated to be effective January 25, 2002]

The undersigned Participant hereby consents to the foregoing Amendment:

BANK OF AMERICA, N.A.

By:____________________________________
   Name:_______________________________
   Title:______________________________

[Continuation of signature pages to Amendment dated to be effective January 25, 2002]

The undersigned Participant hereby consents to the foregoing Amendment:

BANK ONE, NA
(main office Chicago)

By:____________________________________
   Name:_______________________________
   Title:______________________________

[Continuation of signature pages to Amendment dated to be effective January 25, 2002]

The undersigned Participant hereby consents to the foregoing Amendment:

WELLS FARGO BANK, N.A.

By:____________________________________
   Name:_______________________________
   Title:______________________________

                                   Schedule 1

                               FINANCIAL COVENANTS

        This Schedule 1 is attached to and made a part of (a) the Lease Agreement (Phase V - Improvements) (as amended, the "IMPROVEMENTS LEASE") dated to be effective as of March 1, 2000 (the "EFFECTIVE DATE"), between BNP Paribas Leasing Corporation, a Delaware corporation, formerly known as BNP Leasing Corporation ("BNPLC"), and Network Appliance, Inc., a California corporation ("NAI"), (b) the Lease Agreement (Phase V - Land) (as amended, the "LAND LEASE" and, together with the Improvements Lease, the "LEASES") dated to be effective as of the Effective Date, between BNPLC and NAI, (c) the Pledge Agreement (Phase V - Improvements) (as amended, the "PLEDGE AGREEMENT (IMPROVEMENTS)") dated to be effective as of the Effective Date, among BNPLC, NAI, and BNP Paribas, as a Participant and as agent for any financial institutions that become Participants thereunder from time to time, and (d) the Pledge Agreement (Phase V - Land) (as amended, and collectively with the Pledge Agreement (Improvements), the "PLEDGE AGREEMENTS") dated to be effective as of the Effective Date, among BNPLC, NAI, and BNP Paribas, as a Participant and as agent for any financial institutions that become Participants thereunder from time to time.

                             PART I - DEFINED TERMS

        In this Schedule 1, capitalized terms used but not defined herein shall have the meaning assigned to them in the Leases or the Common Definitions and Provisions Agreements referenced in the Leases; and the following capitalized terms shall have the following meanings:

        "ADJUSTED NET INCOME" means, for any fiscal period of NAI, the aggregate net income earned (or net losses incurred) during such period by NAI and its Subsidiaries (determined on a consolidated basis), plus any Permitted Non-Cash Charges deducted in determining such net income (or net loss).

        "ADJUSTED EBIT" means, for any accounting period, net income (or net loss) of NAI and its Subsidiaries (determined on a consolidated basis), plus the amounts (if any) which, in the determination of net income (or net loss) for such period, have been deducted for (a) interest expense,
        (b) income tax expense (c) rent expense under leases of property, and
        (d) Permitted Non-Cash Charges, but in no event shall Adjusted EBIT be less than $1.00.

        "COLLATERAL TEST DATES" mean the Base Rent Commencement Date and the earlier of the following dates after each fiscal quarter of NAI that ends after the Base Rent Commencement Date: (1) the seventh Business Day after the release by NAI of its financial statements for the fiscal quarter; or (2) the first Business Day of the third calendar month following the end of the fiscal quarter.

        "CONSOLIDATED TANGIBLE NET WORTH" means the excess of (1) the total assets, other than Intangible Assets, of NAI and its Subsidiaries (determined on a consolidated basis) over (2) the total liabilities of NAI and its Subsidiaries (determined on a consolidated basis).

        "DEBT" as used in this Exhibit shall have the meaning assigned to it in the Common Definitions and Provisions Agreements, where "Debt" of any Person is defined to mean (without duplication of any item) the sum of:
        (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person for the deferred purchase price of property or services (except trade payables and accrued expenses constituting current liabilities in the ordinary course of business); (c) the face amount of any outstanding letters of credit issued for the account of such Person;
        (d) obligations of such Person arising under acceptance facilities; (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to purchase, to provide funds for payment, to provide funds to invest in any Person, or otherwise to assure a creditor against loss; (f) obligations of others secured by any Lien on property of such Person;
        (g) obligations of such Person as lessee under Capital Leases; and (h) the obligations of such Person, contingent or otherwise, under any "synthetic" or other lease of property or related documents (including a separate purchase agreement) which provides that such Person or any of its Affiliates must purchase or cause another Person to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor (a "SYNTHETIC LEASE"). For purposes of this definition, the amount of the obligations described in clause (h) of the preceding sentence with respect to any lease classified according to GAAP as an "operating lease," shall equal the sum of (1) the present value of rentals and other minimum lease payments required in connection with such lease [calculated in accordance with SFAS 13 and other GAAP relevant to the determination of the whether such lease must be accounted for as an operating lease or capital lease], plus (2) the fair value of the property covered by the lease; provided, however, that such amount shall not exceed the price, as of the date a determination of Debt is required hereunder, for which the lessee can purchase the leased property pursuant to any valid ongoing purchase option if, upon such a purchase, the lessee shall be excused from paying rentals or other minimum lease payments that would otherwise accrue after the purchase. Notwithstanding the foregoing, solely for the purpose of calculating the financial covenants provided for in Part II of this Schedule 1, NAI may exclude from the calculation of Debt any payments or obligations required pursuant to or in connection with the Leases (or under other Synthetic Leases with BNPLC from time to time, if any).

        "FIXED CHARGES" means, for any accounting period, the sum (without duplication of any item) of the following charges or costs incurred or paid by NAI and its Subsidiaries (determined on a consolidated basis):
        (a) gross interest expense accruing during such period, plus (b) amortization of principal or debt discount in respect of all Debt during such period, plus (c) rent payable under all leases of property during such period, plus (d) taxes payable during such period (but in no event less than $1.00, regardless of any tax refunds received).

        "INTANGIBLE ASSETS" means assets of NAI and its Subsidiaries (determined on a consolidated basis) that are properly classified as "INTANGIBLE ASSETS" in accordance with GAAP and, in any event, shall include goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges (other than prepaid insurance, prepaid taxes and current deferred taxes to the extent any such prepaid or deferred items are classified on the balance sheet of NAI and its consolidated Subsidiaries as current assets in accordance with GAAP and with the concurrence of NAI's independent public accountants).

        "MANDATORY COLLATERAL PERIOD" means any period during which, notwithstanding any contrary designation of a Collateral Percentage by NAI under the Pledge Agreements, the Collateral Percentage for purposes of the Pledge Agreements shall be one hundred percent (100%).

        "PERMITTED NON-CASH CHARGES" means the amounts (if any) which, in the determination of net income (or net loss) for any relevant fiscal period, have been deducted by NAI or its Subsidiaries for non-cash charges made to write down goodwill or research and development costs in connection with acquisitions permitted by this
        Schedule 1.

        "QUICK RATIO" means the ratio of:

                      (A) the sum (without duplication of any item) of the
               following assets of NAI and its Subsidiaries (determined on a consolidated basis): unencumbered cash; plus unencumbered short term cash investments; plus other unencumbered marketable securities which are classified as short term investments in accordance with GAAP; plus unencumbered accounts receivable, computed net of reserves for uncollectible amounts as determined in accordance with GAAP, but excluding collateral delivered and pledged under the Pledge Agreements (or under any other pledge agreements with BNPLC securing Debt payable by NAI or any Subsidiary to BNPLC) in accordance with the requirements thereof (if any); plus, to

                      (B) the sum (without duplication of any item) of (1) all
               liabilities of NAI and its Subsidiaries (determined on a consolidated basis) treated as current liabilities in accordance with GAAP, plus (2) other obligations included in total Debt of NAI and its Subsidiaries (determined on a consolidated basis), the payment of which is due on demand or will become due within one year after the date on which the applicable determination of Quick Ratio is required hereunder.

        "ROLLING FOUR QUARTER PERIOD" means a period of four consecutive fiscal quarters of NAI, the last of which quarters ends after December 31, 1999.

                       PART II - FINANCIAL COVENANTS FOR LEASE AGREEMENT

NAI covenants that it shall not at any time suffer or permit:

1. Minimum Unencumbered Cash and Cash Equivalents. The sum (without duplication of any item) of the unrestricted cash, unencumbered short term cash investments and unencumbered marketable securities classified as short term investments according to GAAP of NAI and its Subsidiaries (determined on a consolidated basis) (but excluding collateral delivered and pledged under the Pledge Agreements [or under any other pledge agreements with BNPLC securing Debt payable by NAI or any Subsidiary to BNPLC] in accordance with the requirements thereof [if any]) to be less than total Debt of NAI and its Subsidiaries (determined on a consolidated basis).

2. Minimum Tangible Net Worth. Consolidated Tangible Net Worth to be less than the sum of: (a) ninety percent of the Consolidated Tangible Net Worth as of October 30, 1998; plus (b) seventy-five percent of NAI's net income (computed without deduction for net losses in any fiscal quarter) earned in each fiscal quarter since October 30, 1998; plus (c) one-hundred percent of the net proceeds of sales of stock in NAI or its Subsidiaries (other than sales to NAI or its Subsidiaries) after October 30, 1998; less (d) Permitted Non-Cash Charges for any period after October 30, 1998.

3.      Minimum Quick Ratio. The Quick Ratio to be less than 1.50 to 1.00.

4. Minimum Fixed Charge Coverage. The ratio of (a) Adjusted EBIT for any Rolling Four Quarter Period to (b) Fixed Charges for the same Rolling Four Quarter Period, to be less than 1.50 to 1.00.

5. Minimum Profitability. Adjusted Net Income to be less than $1.00 in more than one fiscal quarter of any Rolling Four Quarter Period.

6. Maximum Leverage Ratio. the ratio of (a) total Debt of NAI and its Subsidiaries (determined on a consolidated basis) at the end of any Rolling Four Quarter Period to (b) the Adjusted EBIT for the same Four Quarter Rolling Period, to exceed 3.00 to 1.00.


                       PART III - [INTENTIONALLY OMITTED]

                            PART IV - OTHER COVENANTS

Without limiting NAI's obligations under the other provisions of the Operative Documents, during the Term, NAI shall not, without the prior written consent of BNPLC in each case:

        A. Liens. Create, incur, assume or suffer to exist, or permit any of its Consolidated Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, provided that the following shall be permitted except to the extent that they would encumber any interest in the Property in violation of other provisions of the Operative Documents:

                1. Liens for taxes or assessments or other government charges or levies if not yet due and payable or if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                2. Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                3. Liens under workmen's compensation, unemployment insurance, social security or similar laws (other than ERISA);

                4. Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                5. judgment and other similar Liens against assets other than the Property or any part thereof in an aggregate amount not in excess of $3,000,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings;

                6. easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by NAI or any such Consolidated Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                7. Liens securing obligations of such a Consolidated Subsidiary to NAI or to another such Consolidated Subsidiary;

                8. Liens not otherwise permitted by this subparagraph A (and not encumbering the Property or any Collateral) incurred in connection with the incurrence of additional Debt or asserted to secure Unfunded Benefit Liabilities, provided that (a) the sum of the aggregate principal amount of all outstanding obligations secured by Liens incurred pursuant to this clause shall not at any time exceed five percent (5%) of Consolidated Tangible Net Worth at such time; and (b) such Liens do not constitute Liens against NAI's interest in any material Subsidiary or blanket Liens against all or substantially all of the inventory, receivables, general intangibles or equipment of NAI or of any material Subsidiary of NAI (for purposes of this clause, a "material Subsidiary" means any subsidiary whose assets represent a substantial part of the total assets of NAI and its Subsidiaries, determined on a consolidated basis in accordance with GAAP); and

                9. Liens incurred in connection with any renewals, extensions or refundings of any Debt secured by Liens described in the preceding clauses of this subparagraph A, provided that there is no increase in the aggregate principal amount of Debt secured thereby from that which was outstanding as of the date of such renewal, extension or refunding and no additional property is encumbered.

        B. Transactions with Affiliates. Enter into or permit any Subsidiary of NAI to enter into any material transactions (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Affiliates of NAI except on terms (1) that would not cause or result in a Default by NAI under the financial covenants set forth in Part II of this Schedule, and (2) that are no less favorable to NAI or the relevant Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

        C. Compliance. Fail to preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; or fail to comply with the provisions of all documents pursuant to which NAI is organized and/or which govern NAI's continued existence and with the requirements of all laws, rules, regulations and orders of a governmental agency applicable to NAI and/or its business.

        D. Insurance. Fail to maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of NAI, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to BNPLC, or fail to deliver to BNPLC from time to time at BNPLC's request schedules setting forth all insurance then in effect.

        E. Facilities. fail to keep all properties useful or necessary to NAI's business in good repair and condition, or to from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

        F. Taxes and Other Liabilities. Fail to pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as NAI may in good faith contest or as to which a bona fide dispute may arise, and (b) for which NAI has made provisions, to BNPLC's satisfaction, for eventual payment thereof in the event that NAI is obligated to make such payment.

        G. Capital Expenditures. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of twenty percent (20%) of NAI's total assets as of the end of the prior fiscal year.

        H. Merger, Consolidation, Transfer of Assets. Merge into or consolidate with any other entity (unless NAI is the surviving entity and remains in compliance of all provisions of the Operative Documents); or make any substantial change in the nature of NAI's business as conducted as of the date hereof; or sell, lease, transfer or otherwise dispose of all or a substantial or material portion of NAI's assets except in the ordinary course of its business.

        I. Loans, Advances, Investments. Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to BNPLC prior to, the date hereof, (b) loans to employees for travel advances, relocation loans and other loans in the ordinary course of business, (c) investments in accordance with NAI's investment policy, as in effect from time to time, (d) existing investments in subsidiaries and joint ventures which have been disclosed to BNPLC in writing prior to the date hereof, and new investments in subsidiaries and joint ventures in amounts up to an aggregated of $10,000,000.00, (e) loans to employees, officers, directors to finance or refinance the purchase of equity securities of NAI.

        J. Dividends, Distributions. Declare or pay any dividend or distribution either in cash, stock or any other property on NAI's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of NAI's stock now or hereafter outstanding.